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                                                                EXHIBIT  99

For Immediate Release                              Contact: John T. O'Neill
February 9, 1995                                    Telephone: 401-431-8500



HASBRO, INC. ANNOUNCES RECORD
RESULTS FOR FOURTH QUARTER 1994




      Pawtucket, RI (February 9, 1995) -- Hasbro, Inc. (HAS:ASE) today reported its results for the fourth quarter and full year ended December 25, 1994.

      For the seventh consecutive year, the Company reported record fourth quarter net revenues and earnings. Net revenues were $940,583,000, an increase from the $932,196,000 of the corresponding quarter a year earlier. Net earnings, at $75,813,000, increased 7% from last year's fourth quarter record of $70,726,000. Earnings per share for the quarter increased to $.86 from $.78 in the same period a year ago. The weighted average number of shares for the quarter was 88,546,000 compared to 90,314,000 in 1993.

      For the year, net revenues were $2.670 billion compared to the $2.747 billion reported in 1993. Absent the effect of a first quarter accounting change in 1994, full year earnings were $179,315,000 or $2.01 per share, compared to the $200,004,000, or $2.22 per share reported a year ago. 1994 net earnings were $175,033,000, or $1.96 per share. The weighted average number of shares for 1994 was 89,331,000 compared to 90,031,000 in 1993.

      Alan G. Hassenfeld, Chairman and Chief Executive Officer, commenting on the results stated that "we are very pleased with our record results in the fourth quarter, especially in a year of change - both within the marketplace and in our operations."

      "As we have previously discussed, with our major customers changing their buying patterns, we are experiencing a shift in our business with a greater percentage of sales occurring in the second half of the year, especially in the fourth quarter. While this alone should increase fourth quarter revenues, we believe it to be significant that our record level of revenues was achieved in spite of $70,000,000 of reduced 1994 fourth quarter volume in Barney(R) and Jurassic Park(TM) products. Our strength this quarter was most noticeable in the international group and the games group. Internationally, volume increased more than 16% from last year, while the games group, helped by the products acquired from Western Publishing, reported a volume increase exceeding 10%. Products showing significant strength during the Christmas season included the Batman(R) range, both internationally and domestically, Elefun(TM), Gator Golf(R), Ricochet(TM) and the Playskool 4-in-1 Busy(R) Center."


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      He continued by noting, "During the quarter, we completed the Hasbro Toy
Group restructuring begun in August, took action to balance our domestic plant capacities with manufacturing needs, continued the consolidation of certain international operations, and in early January announced the formation of the Hasbro Games Group which will manage our two game companies, Milton Bradley and Parker Brothers. These fourth quarter efforts negatively impacted our pretax earnings by approximately $2,500,000, as did the December devaluation of the Mexican peso, which had an effect of approximately $2,200,000."

      Mr. Hassenfeld concluded, "In late November, we acquired the games division of John Waddington PLC, which brings to us the worldwide rights to the classic board game, Clue(R) and returns to us the international rights for Monopoly(R). This adds to what we believe is one of the strongest and most diverse product lines within the industry which, coupled with our new organizational structure, gives us a solid base on which to build 1995 and the future."

                                   # # #
                             (Tables Attached)


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                                  HASBRO, INC.

                       CONSOLIDATED STATEMENTS OF EARNINGS


(Thousands of Dollars and Shares Except Per Share Data)


                                    Quarter Ended             Year Ended
                                 -------------------     --------------------
                                 Dec. 25,   Dec. 26,     Dec. 25,    Dec. 26,
                                   1994       1993         1994        1993
                                 --------   --------     --------    --------
Net Revenues                     $940,583    932,196    2,670,262   2,747,176
Cost of Sales                     397,972    401,962    1,161,479   1,182,567
                                  -------    -------    ---------   ---------
Gross Profit                      542,611    530,234    1,508,783   1,564,609
Amortization                        9,707      9,193       36,903      35,366
Royalties, Research and
 Development                       92,258     95,297      273,039     280,571
Advertising                       155,800    136,438      397,094     383,918
Selling, Distribution and
 Administrative                   150,233    148,336      493,570     498,066
Restructuring Charges                   -     15,500       12,500      15,500
                                  -------    -------    ---------   ---------
Operating Profit                  134,613    125,470      295,677     351,188
Interest Expense                   11,968     10,155       30,789      29,814
Other (Income), Net                  (628)      (368)     (26,681)     (3,836)
                                  -------    -------    ---------   ---------
Earnings Before Income Taxes and
 Cumulative Effect of Change in
 Accounting Principles            123,273    115,683      291,569     325,210
Income Taxes                       47,460     44,957      112,254     125,206
                                  -------    -------    ---------   ---------
Earnings Before Cumulative
 Effect of Change in Accounting
 Principles                        75,813     70,726      179,315     200,004
Cumulative Effect of Change in
 Accounting Principles                  -          -       (4,282)          -
                                  -------    -------    ---------   ---------
Net Earnings                     $ 75,813     70,726      175,033     200,004
                                  =======    =======    =========   =========

Per Common Share
  Earnings Before Cumulative
   Effect of Change in Accounting
   Principles                    $    .86        .78         2.01        2.22
                                  =======    =======    =========   =========

  Net Earnings                   $    .86        .78         1.96        2.22
                                  =======    =======    =========   =========

  Cash Dividends Declared        $    .07        .06          .28         .24
                                  =======    =======    =========   =========
Weighted Average Number of
 Shares                            88,546     90,314       89,331      90,031
                                  =======    =======    =========   =========


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                                  HASBRO, INC.

                      CONSOLIDATED CONDENSED BALANCE SHEETS


  (Thousands of Dollars)



                                                    Dec. 25,        Dec. 26,
                                                      1994            1993
                                                    --------        --------
                   Assets

  Cash and Temporary Investments                  $  137,028         186,254
  Accounts Receivable, Net                           717,890         720,442
  Inventories                                        244,407         250,067
  Other                                              153,138         144,372
                                                   ---------       ---------
  Total Current Assets                             1,252,463       1,301,135
  Property, Plant and Equipment, Net                 308,879         279,803
  Other Assets                                       817,033         712,080
                                                   ---------       ---------
  Total Assets                                    $2,378,375       2,293,018
                                                   =========       =========

        Liabilities and Shareholders' Equity

  Short-term Borrowings                           $   81,805          62,242
  Payables and Accrued Liablities                    681,927         686,072
                                                   ---------       ---------
  Total Current Liabilities                          763,732         748,314
  Long-term Debt                                     150,000         200,510
  Deferred Liabilities                                69,226          67,511
                                                   ---------       ---------
  Total Liabilities                                  982,958       1,016,335
  Total Shareholders' Equity                       1,395,417       1,276,683
                                                   ---------       ---------
  Total Liabilities and Shareholders' Equity      $2,378,375       2,293,018
                                                   =========       =========





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